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                                                                   EXHIBIT 10.15












                   BOISE CASCADE OFFICE PRODUCTS CORPORATION

              SUPPLEMENTAL HEALTH CARE PLAN FOR EXECUTIVE OFFICERS


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              SUPPLEMENTAL HEALTH CARE PLAN FOR EXECUTIVE OFFICERS


INTRODUCTION

Boise Cascade Office Products Corporation (the "Company") has adopted a Supplemental Health Care Plan for Executive Officers (the "Plan") in addition to the Company's Preferred Provider Network Medical Plan, Dental Plan, Vision Plan, and Prescription Drug Plan. While you share in the cost of your medical care by paying a monthly contribution, a deductible, and a percentage of the remaining expenses, the combination of the plans pays most of the major charges for covered health care expenses for you and your dependents.


WHO IS ELIGIBLE

As an executive officer of the Company who also serves as an executive officer of Boise Cascade Corporation, you are automatically eligible for coverage under the Plan. Your dependents' coverage under the Plan will become effective on the same date that your own coverage begins.

Your dependents who are eligible for coverage under this Plan include your spouse plus any unmarried children under age 23, if they do not regularly work full-time and are dependent on you for support. Under certain circumstances, a child with disabilities may be covered beyond age 23.


HOW BENEFITS BECOME PAYABLE

Medical benefits become payable under this Plan after benefits for covered charges under the Preferred Provider Network Medical Plan have been applied to medical expenses incurred by you or your covered dependent. The Plan will pay 100% of the remaining charges for the treatment, services, and supplies listed under "What the Plan Covers." Amounts applied to the deductible and copayments under the Preferred Provider Network Medical Plan are not covered under this Plan.

Dental and vision benefits become payable under this Plan after benefits for scheduled amounts covered under the Dental Plan or the Vision Plan have been applied to dental or vision expenses incurred by you or your covered dependent. The Plan will pay 100% of the remaining charges for the services and supplies shown under "What the Plan Covers."

The deductible and copayment amounts under the Prescription Drug Plan are not covered under this Plan.


WHAT THE PLAN COVERS

Medical expenses incurred will be reduced by the amount considered as covered charges under the Preferred Provider Network Medical Plan. The Plan will pay 100% of the remaining charges for the following medical expenses:


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-    Hospital room and board charges.
-    Hospital intensive care (ICU) and cardiac care unit (CCU) charges.
-    Hospital services and supplies (inpatient or outpatient).
-    Medical treatment or surgery by a physician.
-    Outpatient surgical facility services and supplies.
- Private-duty nursing by a registered nurse (R.N.), a licensed vocational nurse (L.V.N.), or a licensed practical nurse (L.P.N.) upon the written recommendation of a physician.
-    Ambulance service.
-    Prescription drugs and medicines.
-    Immunizations.
-    Anesthetics and oxygen and their administration.
- Rental or purchase (at the Company's option) of approved durable medical equipment and appliances.
- Physical therapy by a licensed physiotherapist for treatment by physical or mechanical means only.
- Outpatient rehabilitative speech and occupational therapy. Care must be provided by a licensed therapist who is referred and supervised by a licensed physician.
- Blood and blood plasma which are not replaced by donation, and their administration.
-    Diagnostic x-rays and laboratory tests.
-    Extended-care facility confinement, including services and supplies.
-    Medical social services while a patient is in an extended-care facility.
-    Psychiatric care provided by a physician.
-    Mammograms.


The Plan will also pay 100% of the remaining charges for vision exams, eyeglasses, contact lenses, hearing aids, and dental expenses (including orthodontia and expenses for repair and maintenance of covered items) after benefits under the Dental Plan, the Vision Plan, or the Preferred Provider Network Medical Plan, have been applied.


WHAT THE PLAN DOES NOT COVER

Expenses for items shown in the list that follows are not covered under the
Plan:


- Injury or illness resulting from war or an act of war, whether declared or undeclared.
-    Items payable by workers' compensation or any other government program.
- Items for which no charge would have been made in the absence of medical coverage, or items for which you are not legally obligated to pay.
-    Prescription drugs obtained through the Company's Prescription Drug Plan.
- Items for which the Company, by law or regulation, may not provide benefits.
- Medical services rendered prior to the date your coverage by this Plan began.
- Charges which are applied to the deductible and copayments under the Preferred Provider Network Medical Plan.
- Charges which are applied to additional deductibles under the HRM Care Management Program.



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HEALTH CARE CLAIMS

The necessary forms to file a claim for covered health care expenses under this Plan are available from the Boise Cascade Corporation Group Benefits Office in Boise, Idaho.


PLAN ADMINISTRATION, ERISA RIGHTS

The BCOP Benefits Health Care booklet (the Summary Plan Description) identifies the Plan administrator and explains your ERISA rights under this Plan. If a dispute or disagreement arises regarding terms of coverage, or benefits provided under this Plan, you must use the "claims/appeal" processes described in that booklet.


CONTINUATION OF COVERAGE/QUALIFIED MEDICAL CHILD SUPPORT ORDERS

The Plan is subject to the requirements of federal law as they relate to continuation of medical benefits pursuant to provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and to "Qualified Medical Child Support Orders" under the Omnibus Budget Reconciliation Act of 1993. These requirements are described in more detail in the BCOP Benefits Health Care booklet.


SOURCE OF FUNDING

This Plan is self-insured by the Company. Payments for benefits under this Plan are made from the general assets of the Company as benefits become payable.


TAXABILITY

All benefits payable under this Plan are considered taxable income to you, are subject to tax withholding requirements, and will be reflected in you Form W-2 earnings.


COVERAGE DURING A LEAVE OF ABSENCE

Your medical coverages may be continued while you are still employed by the Company but are not actively at work because of an accident or illness or certain other company-approved leaves of absence. Under such conditions, coverage will continue in keeping with the provisions of the leave.


WHEN YOUR COVERAGE ENDS

Your coverage under the Plan ends on the earliest of the following dates:


- On the date your employment with Boise Cascade Office Products Corporation ends.


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-    On the date you become ineligible to participate in these coverages -- for example, if you cease to be an executive officer of the Company or of Boise Cascade Corporation.
-    On the date the Company elects to discontinue this Plan.


WHEN YOUR DEPENDENTS' COVERAGE ENDS

Your dependents' coverage under this Plan ends on the earliest of the following dates:


-    On the date your coverage ends.
- On the date your dependent ceases to be eligible because of a change in age or dependent status as defined under the Preferred Provider Network Medical Plan.
- On the date your dependent begins active duty in the armed forces of any country, state, or international organization.
-    On the date the Company elects to discontinue this Plan.


     THE COMPANY EXPRESSLY RESERVES THE RIGHT TO AMEND OR TERMINATE THIS PLAN AT ANY TIME. COVERAGE UNDER THIS PLAN IS NOT AND SHOULD NOT BE DEEMED TO CREATE A CONTRACT OF EMPLOYMENT AND UNDER NO CIRCUMSTANCES SHALL BE CONSTRUED TO GIVE ANY PARTICIPANT A RIGHT TO REMAIN AN EMPLOYEE OR OFFICER OF THE COMPANY FOR ANY PERIOD. ANY PARTICIPANT IN THIS PLAN IS EMPLOYED SOLELY AT THE WILL OF THE COMPANY.

     TO THE EXTENT NOT GOVERNED BY FEDERAL LAW, THIS PLAN WILL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF IDAHO. IN THE EVENT ANY LAWSUIT OR LEGAL ACTION IS BROUGHT (BY ANY PARTY, PERSON, OR ENTITY REGARDING THIS PLAN, BENEFITS HEREUNDER, OR ANY RELATED ISSUE), SUCH ACTION OR SUIT MAY BE BROUGHT ONLY IN FEDERAL DISTRICT COURT IN THE DISTRICT OF IDAHO.



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